EXHIBIT 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-156558, No. 333-153037 and No. 333-128700) pertaining to the common shares to be issued under the Option Agreement with Samuel S. Lee, the 2008 Omnibus Equity Incentive Plan and the 1998 Stock Option Plan, as amended, of Prospect Medical Holdings, Inc., and the Registration Statement (Form S-3 No. 333-137496) for the registration of 3,299,010 shares of common stock, of our report dated May 28, 2008 (except Notes 4, 8 and 15, as to which the date is December 24, 2008), with respect to the accompanying 2007 consolidated financial statements and schedule of Prospect Medical Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2008.

/s/ERNST & YOUNG LLP

Los Angeles, California
July 3, 2009